News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analysts: Mike Callahan
Office: 704.382.0459

May 9, 2017

Duke Energy reports first quarter 2017 financial results

▪
First quarter 2017 GAAP reported diluted earnings per share (EPS) was $1.02 compared to $1.01 in 2016; adjusted diluted EPS was $1.04 for the first quarter of 2017 compared to $1.13 for the first quarter of 2016

▪	Fundamentals of the business are strong despite warm winter weather in the first quarter

▪	Company remains on track to achieve its 2017 adjusted diluted earnings guidance range of $4.50 to $4.70 per share
CHARLOTTE, N.C. - Duke Energy today announced first quarter 2017 reported diluted EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP) of $1.02, compared to $1.01 for the first quarter of 2016. Duke Energy's first quarter 2017 adjusted diluted EPS was $1.04, compared to $1.13 for the first quarter 2016.
Adjusted diluted EPS excludes the impact of certain items included in GAAP reported diluted EPS. Amounts excluded from adjusted diluted EPS are primarily costs to achieve the Piedmont Natural Gas merger.
Adjusted diluted EPS for the first quarter of 2017 was lower than the prior year, primarily due to the absence of International Energy, which was sold in December 2016, and warm winter weather. Partially offsetting these drivers were the contributions of Piedmont Natural Gas and favorable operations and maintenance (O&M) expense at Electric Utilities and Infrastructure.
Based upon the results through the first quarter, the company remains on track to achieve its 2017 adjusted diluted earnings guidance range of $4.50 to $4.70 per share.
“We have a compelling strategy to deliver value to our stakeholders, and we are making good progress against our plan,” said Lynn Good, Duke Energy chairman, president and CEO, "We recently announced Power/Forward Carolinas, our 10-year grid modernization plan in North Carolina. This program and others like it will not only strengthen the energy grid, but will also stimulate economic development and job growth in our communities and provide additional benefits for our customers.”
“Our ongoing investments drove solid growth in our electric and gas utilities in the quarter, and we are responding to warm winter weather through disciplined cost management and operational efficiency. We remain on-track for 2017 and have affirmed our full-year guidance range."

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Business segment results
In addition to the following summary of first quarter 2017 business segment performance, a comprehensive table with detailed earnings per share drivers for the first quarter 2017, compared to prior year, is provided on page 17.
The discussion below of the first quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables on pages 8 and 9 present a reconciliation of GAAP reported results to adjusted results.
Due to the Piedmont acquisition and the sale of International Energy in the fourth quarter of 2016, Duke Energy's segment structure has been realigned to include the following segments: Electric Utilities and Infrastructure, Gas Utilities and Infrastructure and Commercial Renewables. The remainder of Duke Energy’s operations is presented as Other. Other now includes the results of National Methanol Company (NMC), previously included in the International Energy segment. Prior periods have been recast to conform to the current segment structure.
Electric Utilities and Infrastructure
On a reported and adjusted basis, Electric Utilities and Infrastructure recognized first quarter 2017 segment income of $635 million, compared to $664 million in the first quarter of 2016, a decrease of $0.03 per share, excluding share dilution of $0.02 cents per share.
Lower quarterly results at Electric Utilities and Infrastructure were primarily driven by warm winter weather compared to the prior year (-$0.14 per share), across all jurisdictions.
This unfavorable driver was partially offset by:

▪	Lower O&M expenses (+$0.08 per share), due to reduced storm restoration costs compared to prior year and ongoing cost savings initiatives

▪
Higher retail revenues from increased pricing, riders and volumes (+$0.04 per share) driven by new rates in Duke Energy Progress South Carolina, base rate adjustments in Florida, and energy efficiency rider revenues at Duke Energy Carolinas

Gas Utilities and Infrastructure
Gas Utilities and Infrastructure recognized first quarter 2017 reported and adjusted segment income of $133 million, compared to $32 million in the first quarter of 2016, an increase of $0.14 per share.
Higher quarterly results at Gas Utilities and Infrastructure were primarily driven by:

▪	Contribution from Piedmont Natural Gas (+$0.14 per share), which was acquired in October 2016, before debt financing costs that are included in Other, and share dilution

▪	Higher earnings from mid-stream pipeline investments (+$0.01 per share)

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Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized first quarter 2017 segment income of $25 million, compared to $26 million in the first quarter of 2016. Higher earnings from new wind projects brought on-line in late 2016 (+$0.01 per share) were offset by lower solar ITCs in the current year (-$0.01 per share).
Other
Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, and other investments including NMC, an equity method investment.
On a reported basis, Other recognized first quarter 2017 net expense of $77 million, compared to net expense of $148 million in the first quarter of 2016. In addition to the drivers outlined below, quarterly results were impacted by lower costs to achieve mergers and charges related to cost savings initiatives in the prior year. These charges were treated as special items and therefore excluded from adjusted earnings.
On an adjusted basis, Other recognized first quarter 2017 adjusted net expense of $67 million, compared to adjusted net expense of $62 million in the first quarter of 2016, a decrease of $0.01 per share. Lower quarterly results at Other were driven by higher interest expense at the holding company, primarily resulting from the Piedmont Natural Gas acquisition financing (‑$0.02 per share), partially offset by higher earnings from NMC (+$0.01 per share).
Duke Energy's consolidated reported effective tax rate for first quarter 2017 was 32.4 percent, compared to 30.4 percent in the first quarter of 2016. The consolidated adjusted effective tax rate for first quarter 2017 was 32.5 percent, compared to 25.6 percent in 2016. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 10 and 11 present a reconciliation of the GAAP reported effective tax rate to the adjusted effective tax rate.
Discontinued Operations
Duke Energy's first quarter 2016 Income from Discontinued Operations includes the operating results of the International Disposal Group of $117 million, which were included in adjusted earnings.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss the first quarter 2017 financial results and other business and financial updates.
The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors' section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-675-4757 in the United States or 719-325-4760 outside the United States. The confirmation code is 9134940. Please call in 10 to 15 minutes prior to the scheduled start time.

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A replay of the conference call will be available until 1 p.m. ET, May 19, 2017, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 9134940. An audio replay and transcript will also be available by accessing the investors' section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported to adjusted diluted EPS for first quarter 2017 and 2016 financial results:

(In millions, except per-share amounts)	After-Tax Amount	1Q 2017 EPS	1Q 2016 EPS
Diluted EPS, as reported		$1.02	$1.01
Adjustments to reported EPS:
First Quarter 2017
Costs to achieve Piedmont merger	$10	0.02
First Quarter 2016
Costs to achieve mergers	74		0.11
Cost savings initiatives	12		0.02
Discontinued operations(a)	(3)		(0.01)
Total adjustments		$0.02	$0.12
Diluted EPS, adjusted		$1.04	$1.13

(a)	Represents GAAP reported Income from Discontinued Operations less the International Disposal Group operating results, which are included in adjusted earnings.

Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings and adjusted diluted EPS.
Adjusted earnings and adjusted diluted EPS represent income from continuing operations attributable to Duke Energy, adjusted for the dollar and per share impact of special items. As discussed below, special items represent certain charges and credits which management believes are not indicative of Duke Energy's ongoing performance. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation (GAAP Reported Earnings) and Diluted EPS Attributable to Duke Energy Corporation common stockholders (GAAP Reported EPS), respectively.

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Special items included in the periods presented include the following items which management believes do not reflect ongoing costs:

•	Costs to achieve mergers represent charges resulting from potential or completed strategic acquisitions.

•
Cost savings initiatives represents severance charges related to company-wide initiatives, excluding merger integration, to standardize processes and systems, leverage technology and workforce optimization.

Adjusted earnings also include operating results of the International Disposal Group, which have been classified as discontinued operations. Management believes inclusion of the operating results of the Disposal Group within adjusted earnings and adjusted diluted EPS results in a better reflection of Duke Energy's financial performance during the period.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders, or asset impairments).
Management evaluates segment performance based on segment income and other net expense. Segment income is defined as income from continuing operations attributable to Duke Energy. Segment income includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net expense is segment income and other net expense.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net expense and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Headquartered in Charlotte, N.C., Duke Energy is one of the largest energy holding companies in the United States. Its Electric Utilities and Infrastructure business unit serves approximately 7.5 million customers located in six states in the Southeast and Midwest. The company’s Gas Utilities and Infrastructure business unit distributes natural gas to approximately 1.6 million

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customers in the Carolinas, Ohio, Kentucky and Tennessee. Its Commercial Renewables business unit operates a growing renewable energy portfolio across the United States.
Duke Energy is a Fortune 125 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.
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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate; the ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies; federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy's service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs; advancements in technology; additional competition in electric and gas markets and continued industry consolidation; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change; the ability to successfully operate electric generating

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facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources; the ability to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business; operational interruptions to our gas distribution and transmission activities; the availability of adequate interstate pipeline transportation capacity and natural gas supply; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third party service providers; the timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations and general economic conditions; the credit ratings may be different from what the company and its subsidiaries expect; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; substantial revision to the U.S. tax code, such as changes to the corporate tax rate or a material change in the deductibility of interest; the impact of potential goodwill impairments; the ability to successfully complete future merger, acquisition or divestiture plans; and the ability to successfully integrate the natural gas businesses following the acquisition of Piedmont Natural Gas Company, Inc. and realize anticipated benefits.
Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended March 31, 2017
(Dollars in millions, except per-share amounts)

		Special Item
	Reported Earnings	Costs to Achieve Piedmont Merger		Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$635	$—		$635
Gas Utilities and Infrastructure	133	—		133
Commercial Renewables	25	—		25
Total Reportable Segment Income	793	—		793
Other	(77)	10	A	(67)
Net Income Attributable to Duke Energy Corporation	$716	$10		$726
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.02	$0.02		$1.04

A - Net of $6 million tax benefit. $15 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended March 31, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Cost Savings Initiatives		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$664	$—		$—		$—		$—		$—	$664
Gas Utilities and Infrastructure	32	—		—		—		—		—	32
Commercial Renewables	26	—		—		—		—		—	26
Total Reportable Segment Income	722	—		—		—		—		—	722
International Energy	—	—		—		117	C	—		117	117
Other	(148)	74	A	12	B	—		—		86	(62)
Discontinued Operations	120	—		—		(117)	C	(3)	D	(120)	—
Net Income Attributable to Duke Energy Corporation	$694	$74		$12		$—		$(3)		$83	$777
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.01	$0.11		$0.02		$—		$(0.01)		$0.12	$1.13

A - Net of $46 million tax benefit. Includes $1 million recorded within Operating Revenues, $19 million recorded within Operating Expenses and $100 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations. The interest expense primarily relates to losses on forward-starting interest rate swaps associated with the Piedmont acquisition financing.
B - Net of $8 million tax benefit. Consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
C - Includes $39 million tax benefit. Operating results of the International Disposal Group classified as discontinued operations.
D - Recorded in Income from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares Outstanding, Diluted (reported and adjusted) - 689 million

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
Three Months Ended March 31, 2017
(Dollars in Millions)

	Three Months Ended March 31, 2017
	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,061
Costs to Achieve Piedmont Merger	16
Noncontrolling Interests	(1)
Adjusted Pretax Income	$1,076

Reported Income Tax Expense From Continuing Operations	$344	32.4%
Costs to Achieve Piedmont Merger	6
Adjusted Tax Expense	$350	32.5%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
Three Months Ended March 31, 2016
(Dollars in Millions)

	Three Months Ended March 31, 2016
	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$829
Costs to Achieve Mergers	120
Cost Savings Initiatives	20
International Energy Operations	78
Noncontrolling Interests	(3)
Adjusted Pretax Income	$1,044

Reported Income Tax Expense From Continuing Operations	$252	30.4%
Costs to Achieve Mergers	46
Cost Savings Initiatives	8
International Energy Operations	(39)
Adjusted Tax Expense	$267	25.6%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

March 2017
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended
	March 31,
(In millions, except per-share amounts and where noted)	2017	2016
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.02	$0.83
Diluted	$1.02	$0.83
Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$0.18
Diluted	$—	$0.18
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.02	$1.01
Diluted	$1.02	$1.01
Weighted average shares outstanding
Basic	700	689
Diluted	700	689
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure	$635	$664
Gas Utilities and Infrastructure(a)	133	32
Commercial Renewables	25	26
Total Reportable Segment Income	793	722
Other(b)(c)	(77)	(148)
Income from Discontinued Operations, net of tax	—	120
Net Income Attributable to Duke Energy Corporation	$716	$694

CAPITALIZATION
Total Common Equity (%)	44%	48%
Total Debt (%)	56%	52%

Total Debt	$52,556	$43,072
Book Value Per Share	$58.84	$57.98
Actual Shares Outstanding	700	689
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$1,874	$1,439
Gas Utilities and Infrastructure	341	55
Commercial Renewables	59	167
Other(d)	61	43
Total Capital and Investment Expenditures	$2,335	$1,704

Note: Prior period amounts have been recast to conform to the current segment structure.

(a) Includes $99 million of Piedmont's earnings for the three months ended March 31, 2017.
(b) Includes costs to achieve mergers of $10 million (net of tax of $6 million) for the three months ended March 31, 2017, and $74 million (net of tax of $46 million) for the three months ended March 31, 2016.

(c) Includes a charge of $12 million (net of tax of $8 million) for the three months ended March 31, 2016, primarily consisting of severance expense related to cost savings initiatives.
(d) Includes capital expenditures of the International Disposal Group prior to the sale for the three months ended March 31, 2016.

March 2017
QUARTERLY HIGHLIGHTS
(Unaudited)
	Three Months Ended
	March 31,
(In millions)	2017	2016
ELECTRIC UTILITIES AND INFRASTRUCTURE
Operating Revenues	$4,947	$5,089
Operating Expenses
Fuel used in electric generation and purchased power	1,454	1,577
Operation, maintenance and other	1,271	1,298
Depreciation and amortization	737	709
Property and other taxes	261	262
Impairment charges	—	2
Total operating expenses	3,723	3,848
Gains on Sales of Other Assets and Other, net	3	1
Operating Income	1,227	1,242
Other Income and Expenses	79	63
Interest Expense	315	270
Income Before Income Taxes	991	1,035
Income Tax Expense	356	371
Segment Income	$635	$664
GAS UTILITIES AND INFRASTRUCTURE
Operating Revenues	$670	$170
Operating Expenses
Cost of natural gas	258	49
Operation, maintenance and other	105	32
Depreciation and amortization	57	20
Property and other taxes	30	18
Total operating expenses	450	119
Operating Income	220	51
Other Income and Expenses	18	3
Interest Expense	26	7
Income Before Income Taxes	212	47
Income Tax Expense	79	15
Segment Income	$133	$32
COMMERCIAL RENEWABLES
Operating Revenues	$128	$114
Operating Expenses
Operation, maintenance and other	77	73
Depreciation and amortization	39	30
Property and other taxes	9	6
Total operating expenses	125	109
Gains on Sales of Other Assets and Other, net	2	1
Operating Income	5	6
Other Income and Expenses	(1)	(2)
Interest Expense	19	11
Loss Before Income Taxes	(15)	(7)
Income Tax Benefit	(39)	(33)
Less: Loss Attributable to Noncontrolling Interests	(1)	—
Segment Income	$25	$26
OTHER
Operating Revenues	$33	$29
Operating Expenses
Fuel used in electric generation and purchased power	15	11
Operation, maintenance and other	8	36
Depreciation and amortization	26	34
Property and other taxes	3	9
Impairment charges	—	2
Total operating expenses	52	92
Gains on Sales of Other Assets and Other, net	5	5
Operating Loss	(14)	(58)
Other Income and Expenses	21	17
Interest Expense	134	205
Loss Before Income Taxes	(127)	(246)
Income Tax Benefit	(52)	(101)
Less: Income Attributable to Noncontrolling Interests	2	3
Other Net Expense	$(77)	$(148)

Note: Prior period amounts have been recast to conform to the current segment structure.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Three Months Ended March 31,
	2017	2016
Operating Revenues
Regulated electric	$4,913	$5,053
Regulated natural gas	646	169
Nonregulated electric and other	170	155
Total operating revenues	5,729	5,377
Operating Expenses
Fuel used in electric generation and purchased power	1,449	1,588
Cost of natural gas	258	49
Operation, maintenance and other	1,433	1,416
Depreciation and amortization	859	793
Property and other taxes	304	295
Impairment charges	—	3
Total operating expenses	4,303	4,144
Gains on Sales of Other Assets and Other, net	11	7
Operating Income	1,437	1,240
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	29	8
Other income and expenses, net	86	70
Total other income and expenses	115	78
Interest Expense	491	489
Income From Continuing Operations Before Income Taxes	1,061	829
Income Tax Expense from Continuing Operations	344	252
Income From Continuing Operations	717	577
Income From Discontinued Operations, net of tax	—	122
Net Income	717	699
Less: Net Income Attributable to Noncontrolling Interests	1	5
Net Income Attributable to Duke Energy Corporation	$716	$694

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.02	$0.83
Diluted	$1.02	$0.83
Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$0.18
Diluted	$—	$0.18
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.02	$1.01
Diluted	$1.02	$1.01
Weighted average shares outstanding
Basic	700	689
Diluted	700	689

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	March 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$878	$392
Receivables (net of allowance for doubtful accounts of $13 at 2017 and $14 at 2016)	623	751
Receivables of VIEs (net of allowance for doubtful accounts of $57 at 2017 and $54 at 2016)	1,682	1,893
Inventory	3,366	3,522
Regulatory assets (includes $53 at 2017 and $50 at 2016 related to VIEs)	1,031	1,023
Other	425	458
Total current assets	8,005	8,039
Property, Plant and Equipment
Cost	123,301	121,397
Accumulated depreciation and amortization	(40,293)	(39,406)
Generation facilities to be retired, net	508	529
Net property, plant and equipment	83,516	82,520
Other Noncurrent Assets
Goodwill	19,425	19,425
Regulatory assets (includes $1,131 at 2017 and $1,142 at 2016 related to VIEs)	12,838	12,878
Nuclear decommissioning trust funds	6,448	6,205
Investments in equity method unconsolidated affiliates	1,122	925
Other	2,754	2,769
Total other noncurrent assets	42,587	42,202
Total Assets	$134,108	$132,761
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,203	$2,994
Notes payable and commercial paper	3,558	2,487
Taxes accrued	363	384
Interest accrued	526	503
Current maturities of long-term debt (includes $281 at 2017 and $260 at 2016 related to VIEs)	1,977	2,319
Asset retirement obligations	404	411
Regulatory liabilities	340	409
Other	1,570	2,044
Total current liabilities	10,941	11,551
Long-Term Debt (includes $4,108 at 2017 and $3,587 at 2016 related to VIEs)	47,021	45,576
Other Noncurrent Liabilities
Deferred income taxes	14,443	14,155
Asset retirement obligations	10,186	10,200
Regulatory liabilities	6,972	6,881
Accrued pension and other post-retirement benefit costs	1,115	1,111
Investment tax credits	537	493
Other	1,707	1,753
Total other noncurrent liabilities	34,960	34,593
Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 700 million shares outstanding at 2017 and 2016	1	1
Additional paid-in capital	38,742	38,741
Retained earnings	2,521	2,384
Accumulated other comprehensive loss	(85)	(93)
Total Duke Energy Corporation stockholders' equity	41,179	41,033
Noncontrolling interests	7	8
Total equity	41,186	41,041
Total Liabilities and Equity	$134,108	$132,761

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$717	$699
Adjustments to reconcile net income to net cash provided by operating activities	572	983
Net cash provided by operating activities	1,289	1,682

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,399)	(1,758)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	1,596	(3)

Changes in cash and cash equivalents included in assets held for sale	—	30

Net increase (decrease) in cash and cash equivalents	486	(49)
Cash and cash equivalents at the beginning of period	392	383
Cash and cash equivalents at end of period	$878	$334

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
March 2017 YTD vs. Prior Year

	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	International Energy	Other	Discontinued Operations	Consolidated
($ per share)
2016 YTD Reported Earnings Per Share, Diluted	$0.96	$0.05	$0.04	$—	$(0.22)	$0.18	$1.01
Costs to Achieve Mergers	—	—	—	—	0.11	—	0.11
Cost Savings Initiatives	—	—	—	—	0.02	—	0.02
International Energy Operations	—	—	—	0.17	—	(0.17)	—
Discontinued Operations	—	—	—	—	—	(0.01)	(0.01)
2016 YTD Adjusted Earnings Per Share, Diluted	$0.96	$0.05	$0.04	$0.17	$(0.09)	$—	$1.13
Change in share count (a)	(0.02)	—	—	—	—	—	(0.02)
Weather	(0.14)	(0.01)	—	—	—	—	(0.15)
Volume	0.01	—	—	—	—	—	0.01
Pricing and Riders	0.03	—	—	—	—	—	0.03
Wholesale	—	—	—	—	—	—	—
Operations and maintenance, net of recoverables (b)	0.08	—	—	—	—	—	0.08
Piedmont Natural Gas contribution	—	0.14	—	—	—	—	0.14
Mid-Stream Gas Pipelines (c)	—	0.01	—	—	—	—	0.01
Duke Energy Renewables (d)	—	—	—	—	—	—	—
National Methanol Company (NMC)	—	—	—	—	0.01	—	0.01
Other (e)	0.03	—	—	—	0.01	—	0.04
Interest Expense	(0.03)	—	—	—	(0.02)	—	(0.05)
Change in effective income tax rate	(0.01)	—	—	(0.10)	(0.01)	—	(0.12)
Latin America, including foreign exchange rates	—	—	—	(0.07)	—	—	(0.07)
2017 YTD Adjusted Earnings Per Share, Diluted	$0.91	$0.19	$0.04	$—	$(0.10)	$—	$1.04
Costs to Achieve Piedmont Merger	—	—	—	—	(0.02)	—	(0.02)
2017 YTD Reported Earnings Per Share, Diluted	$0.91	$0.19	$0.04	$—	$(0.12)	$—	$1.02

Note 1: Prior period amounts have been recast to conform to the current segment structure. Results of NMC are included within Other.
Note 2: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Duke Energy Renewables, which uses an effective rate.

(a) Due to the Q4 2016 share issuance used to partially fund the Piedmont acquisition. Weighted average diluted shares outstanding increased from 689 million shares to 700 million shares.
(b) Primarily due to ongoing cost control and lower storm restoration costs.
(c) Primarily due to higher earnings from the equity method investment in ACP. Earnings from Piedmont's acquired investments are included in the "Piedmont Natural Gas contribution" driver.
(d) For Commercial Renewables, higher earnings from new wind projects placed in service (+$0.01) were offset by lower solar ITCs in the current year (-$0.01 per share).
(e) Electric Utilities and Infrastructure is primarily due to higher AFUDC equity (+$0.03).

Electric Utilities and Infrastructure
Quarterly Highlights
March 2017

	Three Months Ended March 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	20,065	21,662	(7.4%)	(0.7%)
General Service	17,549	17,850	(1.7%)	0.5%
Industrial	12,305	12,272	0.3%	0.8%
Other Energy Sales	144	146	(1.4%)
Unbilled Sales	(935)	(344)	(171.8%)	n/a
Total Retail Sales	49,128	51,586	(4.8%)	0.1%
Special Sales	9,862	11,145	(11.5%)
Total Consolidated Electric Sales - Electric Utilities and Infrastructure	58,990	62,731	(6.0%)

Average Number of Customers (Electric)
Residential	6,510,679	6,425,427	1.3%
General Service	968,897	957,484	1.2%
Industrial	17,748	17,936	(1.0%)
Other Energy Sales	23,205	23,112	0.4%
Total Regular Sales	7,520,529	7,423,959	1.3%
Special Sales	58	62	(6.5%)
Total Average Number of Customers - Electric Utilities and Infrastructure	7,520,587	7,424,021	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	16,939	17,934	(5.5%)
Nuclear	17,741	17,999	(1.4%)
Hydro	201	1,047	(80.8%)
Oil and Natural Gas	14,231	16,083	(11.5%)
Renewable Energy	75	53	41.5%
Total Generation (4)	49,187	53,116	(7.4%)
Purchased Power and Net Interchange (5)	12,568	12,513	0.4%
Total Sources of Energy	61,755	65,629	(5.9%)
Less: Line Loss and Other	2,765	2,898	(4.6%)
Total GWh Sources	58,990	62,731	(6.0%)

Owned MW Capacity (3)
Summer	49,950	50,157
Winter	53,717	53,346
Nuclear Capacity Factor (%) (6)	94	95

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2017

	Three Months Ended March 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	6,871	7,580	(9.4%)
General Service	6,527	6,664	(2.1%)
Industrial	5,062	5,078	(0.3%)
Other Energy Sales	76	76	—%
Unbilled Sales	(232)	5	(4,740.0%)
Total Retail Sales	18,304	19,403	(5.7%)	(0.1%)
Special Sales	2,477	2,222	11.5%
Total Consolidated Electric Sales - Duke Energy Carolinas	20,781	21,625	(3.9%)

Average Number of Customers
Residential	2,169,345	2,138,535	1.4%
General Service	351,773	347,329	1.3%
Industrial	6,252	6,333	(1.3%)
Other Energy Sales	15,298	15,133	1.1%
Total Regular Sales	2,542,668	2,507,330	1.4%
Special Sales	24	24	—%
Total Average Number of Customers - Duke Energy Carolinas	2,542,692	2,507,354	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	5,586	5,579	0.1%
Nuclear	11,036	10,993	0.4%
Hydro	53	725	(92.7%)
Oil and Natural Gas	2,694	2,986	(9.8%)
Renewable Energy	9	3	200.0%
Total Generation (4)	19,378	20,286	(4.5%)
Purchased Power and Net Interchange (5)	2,483	2,619	(5.2%)
Total Sources of Energy	21,861	22,905	(4.6%)
Less: Line Loss and Other	1,080	1,280	(15.6%)
Total GWh Sources	20,781	21,625	(3.9%)

Owned MW Capacity (3)
Summer	19,568	19,678
Winter	20,425	20,383
Nuclear Capacity Factor (%) (6)	98	97

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,291	1,661	(22.3%)
Cooling Degree Days	10	19	(47.4%)

Variance from Normal
Heating Degree Days	(26.2%)	(5.9%)	n/a
Cooling Degree Days	66.7%	171.4%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2017

	Three Months Ended March 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	4,633	5,000	(7.3%)
General Service	3,549	3,660	(3.0%)
Industrial	2,489	2,439	2.1%
Other Energy Sales	21	24	(12.5%)
Unbilled Sales	(500)	(135)	(270.4%)
Total Retail Sales	10,192	10,988	(7.2%)	(0.7%)
Special Sales	5,445	6,161	(11.6%)
Total Consolidated Electric Sales - Duke Energy Progress	15,637	17,149	(8.8%)

Average Number of Customers
Residential	1,302,464	1,285,880	1.3%
General Service	230,405	227,523	1.3%
Industrial	4,129	4,159	(0.7%)
Other Energy Sales	1,462	1,601	(8.7%)
Total Regular Sales	1,538,460	1,519,163	1.3%
Special Sales	14	15	(6.7%)
Total Average Number of Customers - Duke Energy Progress	1,538,474	1,519,178	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,644	2,107	(22.0%)
Nuclear	6,705	7,006	(4.3%)
Hydro	103	253	(59.3%)
Oil and Natural Gas	5,836	6,472	(9.8%)
Renewable Energy	62	50	24.0%
Total Generation (4)	14,350	15,888	(9.7%)
Purchased Power and Net Interchange (5)	1,824	1,765	3.3%
Total Sources of Energy	16,174	17,653	(8.4%)
Less: Line Loss and Other	537	504	6.5%
Total GWh Sources	15,637	17,149	(8.8%)

Owned MW Capacity (3)
Summer	12,827	12,935
Winter	14,034	14,034
Nuclear Capacity Factor (%) (6)	88	91

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,203	1,514	(20.5%)
Cooling Degree Days	10	36	(72.2%)

Variance from Normal
Heating Degree Days	(25.6%)	(7.1%)	n/a
Cooling Degree Days	11.1%	260.0%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2017

	Three Months Ended March 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	3,824	4,173	(8.4%)
General Service	3,254	3,241	0.4%
Industrial	755	752	0.4%
Other Energy Sales	6	6	—%
Unbilled Sales	156	(11)	1,518.2%
Total Retail Sales	7,995	8,161	(2.0%)	3.1%
Special Sales	310	295	5.1%
Total Electric Sales - Duke Energy Florida	8,305	8,456	(1.8%)

Average Number of Customers
Residential	1,564,038	1,541,555	1.5%
General Service	197,422	194,707	1.4%
Industrial	2,156	2,202	(2.1%)
Other Energy Sales	1,524	1,536	(0.8%)
Total Regular Sales	1,765,140	1,740,000	1.4%
Special Sales	12	13	(7.7%)
Total Average Number of Customers - Duke Energy Florida	1,765,152	1,740,013	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,117	1,451	45.9%
Oil and Natural Gas	5,348	6,123	(12.7%)
Renewable Energy	4	—	n/a
Total Generation (4)	7,469	7,574	(1.4%)
Purchased Power and Net Interchange (5)	1,296	1,509	(14.1%)
Total Sources of Energy	8,765	9,083	(3.5%)
Less: Line Loss and Other	460	627	(26.6%)
Total GWh Sources	8,305	8,456	(1.8%)

Owned MW Capacity (3)
Summer	9,212	8,989
Winter	10,332	9,894

Heating and Cooling Degree Days
Actual
Heating Degree Days	176	401	(56.1%)
Cooling Degree Days	273	199	37.2%

Variance from Normal
Heating Degree Days	(53.6%)	4.2%	n/a
Cooling Degree Days	49.2%	7.6%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2017

	Three Months Ended March 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,253	2,320	(2.9%)
General Service	2,257	2,297	(1.7%)
Industrial	1,441	1,444	(0.2%)
Other Energy Sales	28	27	3.7%
Unbilled Sales	(201)	(92)	(118.5%)
Total Retail Sales	5,778	5,996	(3.6%)	(1.1%)
Special Sales	281	111	153.2%
Total Electric Sales - Duke Energy Ohio	6,059	6,107	(0.8%)

Average Number of Customers
Residential	759,467	753,189	0.8%
General Service	88,141	87,441	0.8%
Industrial	2,507	2,529	(0.9%)
Other Energy Sales	3,282	3,245	1.1%
Total Regular Sales	853,397	846,404	0.8%
Special Sales	1	1	—%
Total Average Number of Customers - Duke Energy Ohio	853,398	846,405	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,203	928	29.6%
Oil and Natural Gas	1	1	—%
Total Generation (4)	1,204	929	29.6%
Purchased Power and Net Interchange (5)	5,466	5,555	(1.6%)
Total Sources of Energy	6,670	6,484	2.9%
Less: Line Loss and Other	611	377	62.1%
Total GWh Sources	6,059	6,107	(0.8%)

Owned MW Capacity (3)
Summer	1,076	1,062
Winter	1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,044	2,349	(13.0%)
Cooling Degree Days	1	—	—%

Variance from Normal
Heating Degree Days	(20.7%)	(9.5%)	n/a
Cooling Degree Days	(75.0%)	(100.0%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2017

	Three Months Ended March 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,484	2,589	(4.1%)
General Service	1,962	1,988	(1.3%)
Industrial	2,558	2,559	—%
Other Energy Sales	13	13	—%
Unbilled Sales	(158)	(111)	42.3%
Total Retail Sales	6,859	7,038	(2.5%)	(0.8%)
Special Sales	1,349	2,356	(42.7%)
Total Electric Sales - Duke Energy Indiana	8,208	9,394	(12.6%)

Average Number of Customers
Residential	715,365	706,268	1.3%
General Service	101,156	100,484	0.7%
Industrial	2,704	2,713	(0.3%)
Other Energy Sales	1,639	1,597	2.6%
Total Regular Sales	820,864	811,062	1.2%
Special Sales	7	9	(22.2%)
Total Average Number of Customers - Duke Energy Indiana	820,871	811,071	1.2%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,389	7,869	(18.8%)
Hydro	45	69	(34.8%)
Oil and Natural Gas	352	501	(29.7%)
Total Generation (4)	6,786	8,439	(19.6%)
Purchased Power and Net Interchange (5)	1,499	1,065	40.8%
Total Sources of Energy	8,285	9,504	(12.8%)
Less: Line Loss and Other	77	110	(30.0%)
Total GWh Sources	8,208	9,394	(12.6%)

Owned MW Capacity (3)
Summer	7,267	7,493
Winter	7,762	7,871

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,208	2,521	(12.4%)
Cooling Degree Days	—	—	—%

Variance from Normal
Heating Degree Days	(20.1%)	(9.3%)	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
March 2017

	Three Months Ended March 31,
	2017	2016	% Inc.(Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms) (1) (2)	133,276,787	155,446,586	(14.3%)
Duke Energy Midwest LDC throughput (MCF)	30,830,999	34,741,520	(11.3%)

Average Number of Customers - Piedmont Natural Gas (1)
Residential	954,883	940,070	1.6%
Commercial	101,618	100,723	0.9%
Industrial	2,338	2,302	1.6%
Power Generation	25	25	—%
Total Average Number of Gas Customers - Piedmont Natural Gas	1,058,864	1,043,120	1.5%

Average Number of Customers - Duke Energy Midwest
Residential	484,091	480,519	0.7%
Commercial	45,340	45,224	0.3%
Industrial	1,669	1,699	(1.8%)
Other Energy Sales	141	143	(1.4%)
Total Average Number of Gas Customers - Duke Energy Midwest	531,241	527,585	0.7%

(1) Sales and customer data for Piedmont Natural Gas include amounts prior to the acquisition on October 3, 2016, for comparative purposes. Duke Energy's consolidated financial results for 2016 do not include Piedmont's results of operations prior to the date of acquisition.

(2) Piedmont has a margin decoupling mechanism in North Carolina and weather normalization mechanisms in South Carolina and Tennessee that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
March 2017

	Three Months Ended March 31,
	2017	2016	% Inc.(Dec.)
Actual Renewable Plant Production, GWh	2,285	2,060	10.9%
Net Proportional MW Capacity in Operation	2,907	1,963	48.1%